SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 3, 1999



                      FORTUNE NATURAL RESOURCES CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                  1-12334                    95-4114732
(State or other jurisdiction     (Commission                (IRS Employer
   of incorporation)             File Number)             Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


  Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.    OTHER EVENTS

      Fortune's press release of November 3, 1999 follows:

      NOVEMBER 3, 1999 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today provided an exploration program update and announced that the initial well on its first Espiritu Santo Bay Deep Prospect has commenced.

TEXAS GULF COAST AND STATE WATERS ACTIVITY:
------------------------------------------

      ESPIRITU SANTO BAY - CALHOUN COUNTY, TEXAS  - TRANSITION ZONE:

      210-#6 - GRASS ISLAND DEEP PROSPECT: The initial well on the first Espiritu Santo Bay Deep Prospect was spud on November 1, 1999. As previously announced on September 15, 1999, McMoRan Exploration acquired an interest in this prospect from Fortune and its partners with a commitment to spud the first well by November 1, 1999. It is anticipated the well will take 60 to 90 days to drill and evaluate.

      LA ROSA - REFUGIO COUNTY, TEXAS - ONSHORE:

      MICHNA #11 WELL: Fortune participated in drilling the Michna #11 well in September 1999. Hydrocarbons discovered in the well were deemed uneconomic and the well was plugged. Fortune's dry hole cost was approximately $30,000 for its 20.2% working interest in the well.

      LRU #46 WELL: The next new exploration well at La Rosa is the LRU #46. The LRU #46 well is scheduled to spud within the next few days. Fortune owns an 18.75% working interest in the well; its anticipated share of drilling costs is $24,000.

      LA ROSA RE-COMPLETIONS: During the last few weeks, successful re-completions have been made at the La Rosa #C-3, Rooke #4, LRU #42 and LRU #43 wells. Collectively they have added approximately 1.2 million cubic feet of gas and 40 barrels of oil per day to the field's production. Fortune owns a 20.69% working interest in the #C-3 well and 37.5% working interest in the Rooke #4, LRU #42 and #43 wells. Additional re-completions are planned before year-end.

GULF OF MEXICO ACTIVITY:
-----------------------

      BAY MARCHAND BLOCK "5" - OFFSHORE LOUISIANA - STATE WATERS:

      Production has commenced from a newly formed three-well unit in which Fortune has a royalty interest. Two wells, previously announced as discoveries, are the SL 14498 #1 and #3 wells. Another new discovery, SL 16255 #1-D, was put on production and added to the unit in July 1999. Currently combined production from these wells totals 2,900 mcf/d of natural gas and 500 barrels of oil per day from their initial perforation intervals. Each of the wells has multiple pay zones behind pipe. Fortune has a 0.25% royalty interest in the new unit.


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      AURORA PROSPECT - BAY MARCHAND BLOCK "4" - OFFSHORE LOUISIANA: Fortune has
been advised by its 50% working interest owning operating partner that the new well anticipated to be drilled on the Aurora Prospect during the fourth quarter of 1999 has been postponed into the first quarter of 2000. Fortune owns the remaining 50% working interest in this prospect.

LOUISIANA ONSHORE ACTIVITY:
--------------------------

      ESTHERWOOD PROSPECT - ACADIA PARISH, LOUISIANA: Fortune has acquired a 12.5% working interest in a prospect, and well, designed to test a previously un-produced sand lens inside a formerly prolific field, now abandoned. Fortune's acquisition and dry hole costs are estimated to be $32,000.00; the project is set to commence in the next few weeks.

MISSISSIPPI ONSHORE ACTIVITY:
----------------------------

      BRAND 24-5 #1 WELL - BACON FIELD - CHICKASAW COUNTY, MISSISSIPPI: The Brand 24-5 #1 well was logged and completed in late September 1999 with Lewis and Evans sand pay zones 35 feet structurally higher to the same zones in our Anderson #24-7 discovery in December 1998. A two-stage multiple zone fracture stimulation is planned for later this month. The operator anticipates the well should make approximately half a million cubic feet a day of natural gas when put on production after the frac. Fortune owns a 10% working interest in the new discovery.

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond the Company's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's most recent Annual Report on Form 10-K, as well as other filings with the Securities and Exchange Commission. There can be no assurance that the Company will be successful in meeting its expectations.

                                   **********

                                                  Company Contact: Angela McLane
                                                                  (281) 872-1170


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      None.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FORTUNE NATURAL RESOURCES  CORPORATION



                              By: /s/ Dean W. Drulias
                                  -----------------------------------
                                  Dean W. Drulias
                                  Executive Vice President and General Counsel



Date:  November 3, 1999


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